Exhibit 99.1

MasterBrand and American Woodmark Successfully Complete Merger Transaction

Transaction Enhances the Industry’s Most Comprehensive Portfolio of Trusted Cabinet Brands and Products

BEACHWOOD, Ohio and WINCHESTER, Virginia. – May 28, 2026 – MasterBrand, Inc. (NYSE: MBC) (“MasterBrand”) and American Woodmark Corporation (NASDAQ: AMWD) (“American Woodmark”), today announced the successful completion of their previously announced all-stock merger transaction. The combined company establishes the most comprehensive portfolio of trusted cabinetry brands and products in North America, with expanded geographic reach, financial strength, and enhanced capabilities to better serve customers and consumers.

The combined company will have an expanded operational footprint, which is expected to deliver greater overall choice, superior service, and enhanced value to customers and consumers across the full value chain. By uniting two organizations rooted in customer-oriented values and operational excellence, MasterBrand will build a stronger, more resilient enterprise well-positioned to advance innovation, drive sustainable growth, and deliver value for all stakeholders. The combined company is expected to unlock approximately $90 million of annual run-rate cost synergies by the end of year three and be accretive to adjusted diluted earnings per share in year two. These assumptions only reflect the operating environment as of the date of this press release, including the impact of those tariffs currently in effect, and do not reflect any future tariff increases or potential impacts on company costs or market demand.

“Today marks a transformative milestone for MasterBrand,” said Dave Banyard, President and Chief Executive Officer of MasterBrand. “The transaction brings together two industry leaders with complementary strengths, positioning us to deliver exceptional choice, quality, and service to our customers, while creating enhanced long-term value for shareholders. Our immediate focus turns to integration – bringing together our people, operations, and capabilities in a way that accelerates value creation for all stakeholders. We are excited to unite our talented teams as we embark on this next chapter of growth.”

Transaction Details

Under the terms of the previously announced merger agreement, American Woodmark shareholders received a fixed exchange ratio of 5.150 shares of MasterBrand common stock for each share of American Woodmark common stock held immediately prior to the effective time of the merger. The pre-closing MasterBrand shares remain outstanding and currently represent approximately 63% of the combined company’s shares outstanding. The combined company will operate under the name MasterBrand, Inc. and its shares will continue to trade on the New York Stock Exchange under the symbol “MBC”. As a result of the completion of the merger, the common stock of American Woodmark will be delisted from the Nasdaq Stock Market.

As previously announced, Mr. Banyard will remain as President and Chief Executive Officer of MasterBrand.

Three former American Woodmark directors, Andrew Cogan, Philip Fracassa, and Daniel Hendrix joined MasterBrand’s Board of Directors as independent directors upon completion of the transaction. Mr. David Petratis will remain as Chairman of the Board of Directors of MasterBrand. Given that the closing is occurring prior to MasterBrand’s Annual Meeting of Stockholders on June 4, 2026 (the “Annual Meeting”) and because Mr. Fracassa is being added to Class I of the MasterBrand Board of Directors, as previously disclosed, Mr. Fracassa will be up for re-election with the other Class I directors at the Annual Meeting. Further information regarding the Annual Meeting and election of directors is available in the proxy statement filed by MasterBrand with the Securities and Exchange Commission on April 22, 2026.

American Woodmark is now a wholly owned subsidiary of MasterBrand, and the combined company will continue to operate under the MasterBrand name. MasterBrand is headquartered in Beachwood, Ohio and will maintain a presence in Winchester, Virginia.

Advisors

Rothschild & Co served as exclusive financial advisor, Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel, and C Street Advisory Group served as strategic communications and investor relations advisor to MasterBrand. Jefferies LLC served as financial advisor, and McGuireWoods LLP served as legal counsel to American Woodmark.

About MasterBrand

MasterBrand, Inc. (NYSE: MBC) is the largest manufacturer of residential cabinets in North America and offers a comprehensive portfolio of leading residential cabinetry products for the kitchen, bathroom and other parts of the home. Delivered through our exceptional distribution network, MasterBrand products are available in a wide variety of designs, finishes and styles and span the most attractive categories of the cabinets market: stock, semi-custom and premium cabinetry. Additional information can be found at www.masterbrand.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, other than purely historical information, including, but not limited to, statements as to expected cost synergies and other expected benefits, effects or outcomes relating to the recently completed transaction, including financial estimates and projections, MasterBrand’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, an expectation or belief is expressed as to future results or events, such expectation or belief is based on the current plans and expectations of the management of MasterBrand, as applicable. Although MasterBrand believes that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated or implied in such statements. These factors include potential litigation relating to the transaction; the effect of the transaction on the ability of MasterBrand to retain customers, maintain relationships with suppliers and hire and retain key personnel; the effect of the transaction on MasterBrand’s stock price; disruptions in the ordinary course of business resulting from the transaction; the continued availability of capital and financing and any rating agency actions related to the transaction or otherwise; the diversion of the attention and time of management from ordinary course of business operations to the transaction and transaction-related issues; the impact of transaction and/or integration costs and any increases in such costs; the existence of unknown liabilities; the ability of MasterBrand to successfully integrate American Woodmark into its business and operations; and the risk that any anticipated economic benefits resulting from the recently completed transaction, including those benefits expected to be derived from MasterBrand’s expanded geographic reach, increased financial strength or enhanced capabilities, as well as expected cost savings or other synergies, are not fully realized or take longer to realize than expected. Other factors include those listed under “Risk Factors” in Part I, Item 1A of MasterBrand’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, Part II, Item 1A of MasterBrand’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2026, Part I, Item 1A of American Woodmark’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, Part II, Item 1A of American Woodmark’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2025, Part II, Item 1A of American Woodmark’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2025, Part II, Item 1A of American Woodmark’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2026 and other MasterBrand and American Woodmark filings with the SEC.

The forward-looking statements included in this press release are made as of the date of this press release and, unless legally required, MasterBrand does not undertake any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

Contacts

MasterBrand Investor Relations:

Investorrelations@MasterBrand.com

C Street Advisory Group

MasterBrand@thecstreet.com

(212) 372-4977

MasterBrand Media Contact:

Media@MasterBrand.com

Source: MasterBrand, Inc.